Exhibit 10.5

Certain confidential and commercially sensitive information has been excluded from the exhibit because it is both (i) not material and (ii) the type of information that the registrant treats as private or confidential. Such excluded information is indicated with “[**]” in the exhibit where the information has been omitted.

MASTER SERVICES AGREEMENT

This Master Services Agreement ("**Agreement**") is entered into as of December 29, 2020 ("**Effective Date**") by and between [*****] Inc. ("**Company**"), and Knorex Inc. ("**Knorex**"). Company and Knorex may be referred to, each as a "**Party**" or collectively as the "**Parties**." The Parties agree as follows:

1. **Definitions.**

"**Affiliate**" means (a) its holding or parent company; (b) any of its subsidiaries or associates; or (c) any subsidiary of its holding or parent company.

"**Authorized User**" means an individual who may include the employee, officer, consultant, contractor, agent or supplier of Company, who is authorized to access and use any part of Platform.

"**Company Data**" means all data that Company or any of its Customers uploads, imports or enters into Platform, including information provided via Company's data management platform (DMP), and/or any personal data or audience data provided via Company's customer relationship management system (CRM). Company Data shall also include data collected about end users via the embedding of Platform's pixel/tag or equivalent tracking code into Company's or its Customer's website or app.

"Customer" means any Company's customer that engages Company's services, utilizes Platform or Services that are provided by Knorex to Company on behalf of such customer. [This shall also include all automotive manufacturers and franchise dealers or roof tops].

"Managed Services" means any campaign setup and management, creatives adaptation (not production or design work), content change, media buying and optimization, tags management, attribution and reporting, and any other services that Knorex provides to Company or its Customers for a fee. Such supplementary services are optional.

"Media Spend" means the amount payable by Company or its Customers to purchase ad inventory and/or data using Platform or Order Form.

"Order Form" means a purchase order, proposal or equivalent document that is agreed and signed by authorized representatives of the Parties for the engagement of Services that may include statement of work, service description, associated obligations, fees, and any additional terms and conditions, which shall reference this Agreement and will be subject to the terms of this Agreement unless expressly stated otherwise.

"Platform" means Knorex XPO™, a cloud-based online advertising software platform that consists of a suite of applications and/or modules that enables creation, management and publishing of an assortment of ad formats across multiple advertising channels, feed creation and management, ad serving, tracking and attribution, ads buying and performance optimization, analytics and reporting.

"Platform Data" means all data residing in the Platform and that are not Company Data, Service Data or any third-party audience data.

"Privacy Policy" means the privacy policy governing the access and use of Platform currently made available at https://www.knorex.com/privacy, as such policy may change from time to time.

"Security Breach" means the breach of security of the facility, systems or site of either Party's systems where an unauthorized person has acquired access to any system related to the Platform or the Services resulting in any relevant property or information being stolen or compromised.

"Services" means Platform, Service Account, Managed Services or any other services that Knorex provides to Company, subject to this Agreement and if applicable, any Order Form.

"Service Account" means the portal by which Authorized User(s) can access and use Platform and carry out certain activities, including but not limited to, viewing order information, reports, campaign management and other related information.

"**Service Credential**" means the private and confidential login information provided to Authorized User to use and access Services.

"Service Data" means any data collected or generated in connection with the use of Services and that are not Company Data or Platform Data.

"Service Fees" means all fees shown in Exhibit A of this Agreement and any other applicable fees for additional Services shown via the Platform or in Order Form that Company opts to purchase.

"Service Material" means any written/editorial, graphical and/or multimedia contents provided, submitted or transmitted to Platform and/or as part of Managed Services, including without limitation, sample code, prototypes, accompanying media (hardcopy or electronic version) or documentation, user manual, technical guides, photographs, illustrations, mockups, creative designs, derivate works, iterations, and any modifications, provided by either Party or its Authorized Users, or any other third party.

"Territory" means the geographic region within which the Services may be used and where Authorized Users

may be located. In this Agreement, Territory shall be the United States.

"Total Cost" means Media Spend and any other Service Fees.

2. **Self-service.** Subject to all the terms and conditions of this Agreement, Knorex grants to Company and its Authorized Users a limited, non-exclusive, non-sublicensable, non-transferable right during the Term, to access and use Platform within Territory on a self-service basis. In the event Company requests (verbal or in writing) to Knorex or its Affiliates to assist with the use of Platform, Company agrees that Company consents to the actions that Knorex or its Affiliates performs on its behalf and Company shall retain sole responsibility for such assistive use of Platform.

3. **Changes to Platform.** Company acknowledges that Platform is a cloud-based software service and Knorex may make changes to Platform from time to time, provided that if such changes render Platform unsuitable for Company's use (as determined by Company), Company may terminate this Agreement by giving Knorex one (1) month prior written notice within one (1) month from the introduction of such changes.

4. **Account Access.** To access and use Platform, Company is provided with one or more Service Accounts. Company is responsible for all activities that occur under Company's Service Account, except to the extent caused by Knorex's negligence, misconduct or breach of this Agreement. A Party shall contact the other Party as soon as practicable upon becoming aware of any Security Breach.

5. **Authorized Users.** If Company designates any of its Customers as Authorized Users for use of Platform, Company shall be responsible for their use of Platform as Company would be for any other Authorized Users. Accordingly, Company must enter into valid, binding agreements with its Customers that require them to comply with the terms of this Agreement to use and access Platform on a limited use basis. Company's Customers may only use and access Platform for its report purpose, or for testing ad tags purpose, or for mockup purpose unless with the written consent of Knorex (such consent not to be unreasonably denied). As an Authorized User, Company's Customers may interact with Platform but may not be assigned with any administrator rights. The parties agree that Company's Customers are not designated third party beneficiaries of this agreement. For the avoidance of doubt, Company's Customers are not a party to, or third-party beneficiary under this Agreement.

6. **Term and Start of Work.** This Agreement begins on the Effective Date and last for one (1) year ("**Term**") and shall automatically renew for one more Term unless earlier terminated in accordance with the terms of this Agreement. Each Order Form begins on the effective date of such Order Form and continues until terminated pursuant to such Order Form or this Agreement. Any Order Form continuing beyond the termination of this Agreement shall be governed by the terms of this Agreement. Knorex shall not commence any work until a signed Order Form is received from Company.

7. **Termination and its Effects.** Either Party may terminate this Agreement (a) with or without reason by providing a one hundred eighty (180) calendar days prior written notice to the other Party; (b) if the other Party has breached any obligation hereunder and such breach has not been cured within sixty (60) calendar days after the receipt of written notice; or (c) for reasons stated in *Section 3, 14* or *30*. No refund shall be granted in the event of termination or cancellation except for termination by the Company pursuant to *Section 3*, for which the refund amount shall be pro-rated, if applicable. Upon termination of this Agreement, all rights and obligations of Parties shall terminate, except any accrued or owed obligations or undisputed fees by either Party for Services performed through the date of termination. Such accrued or owed obligations shall survive the termination of this Agreement until fully settled. *Sections 16, 17, 18, 19, 21, 22* and *29* will survive termination or expiration of this Agreement.

8. **Invoices and Payment.** Knorex shall invoice in accordance with the payment terms specified in Order Form. All payments due under this Agreement will be paid in U.S. Dollars. Any conversion of currency, if applicable, will be using the conversion rate as shown and updated daily in Platform. Company may pay to Knorex by check, ACH transfer, wire, or other commercial reasonable or mutually agreeable payment method(s) upon Company's receipt of an undisputed, true and correct invoice, without any set-off, deduction or withholding unless mutually agreed in writing. Company must email Knorex within thirty (30) calendar days of Company's receipt of the invoice in dispute, and must specify, in detail, the basis for the disputed amount, otherwise, all undisputed amounts are non-refundable and due for payment. The Parties shall co-operate in good faith to resolve all such disputes within thirty (30) calendar days of Company's delivery of the written notice of dispute. A three and a half percent (3.5%) convenience fee will be added to the amounts if paid via credit card. Knorex reserves the right to charge a late payment fee of two percent (2%) per annum on the overdue amount.

9. **Taxes.** All prices quoted herein exclude consideration for any applicable goods and services tax, sale and use tax, or any assessable governmental charge. Any goods and services taxes and/or duties levied by the government in respect of this Agreement shall be borne by Company. If any deduction or withholding tax is required by law, Company shall pay to Knorex any

additional amounts necessary to ensure that the net amount that is received, after any deduction and withholding, equals the amount that Knorex would have received if no deduction or withholding had been required. Company shall provide the documentation showing the withheld and deducted amounts that have been paid to the relevant taxing authority. Notwithstanding the foregoing, Company shall provide to Knorex the legally sufficient tax exemption certificate(s) for each taxing jurisdiction if Company is legally entitled to an exemption from any sales, use, or similar transaction tax, otherwise, Knorex will charge Company sales tax where it is legally required to do so.

10. **Additional Third-Party Fees.** Some inventory and/or data sellers may impose their own fees, including but not limited to, for instance, creative approval fee or additional fee for the purchase of their inventory and/or data ("**Third-Party Fees**"). Company may at its option, choose to purchase inventory from such sellers and Knorex shall pass on any such Third-Party Fees applicable to such purchase to Company. Knorex will not be responsible for any delays, service disruptions, degradation in service or inability to perform caused by delays or non-performance by inventory and/or data sellers.

11. **Travel.** To the extent that Knorex personnel is required by Company to travel to provide Services to Company, travel plan and expenses must be pre-approved in writing by Company prior to any expenses being incurred. Company shall reimburse Knorex of reasonable travel costs including transportation, hotel and per diem rates according to mutually agreed rates.

12. **Support and Service Level.** The terms and conditions of this Agreement entitle Company to receive technical support, bug fixes, updates, and support services ("**Support Services**") from Knorex under the standard support level in accordance with Exhibit B. To receive additional support level, Company may opt to engage Knorex.

13. **Analytics and Tallying.** Knorex shall have the sole responsibility for calculating and reporting metrics such as ad serving impressions, ad tracking, media spend and related metrics that are trackable by Platform. Such metrics are made available to Company via Platform, and specifically, the ad impressions and clicks may be used for calculating payments. Upon request (no more than once per calendar year), Knorex shall make available supporting documentation to Company. Company shall have the right, and Knorex shall permit and cooperate with Company to conduct, or appoint a third party to conduct, an audit of Knorex's relevant books and records to confirm such calculations and reports.

14. **Permitted Use and Restrictions.**

(a) Platform is provided to Company and its Authorized User(s), solely to access and use Platform via the provided user interface for its own use or for its Customers' use;

(b) it will not use or authorize the use of Platform for any purpose not permitted under this Agreement or use Platform for any other purpose other than that for which Platform is intended for or otherwise expressly permitted hereunder

(c) it may not sell, resell, transfer, sublicense, share or disclose Service Credential, to any third-party other than Authorized Users;

(d) it may not use Platform to create applications that are designed to offer or promote activities that contravene any applicable laws or regulations;

(e) it shall not rent, lease, loan, sell, resell, sublicense, distribute, or otherwise transfer, or use Platform outside of the scope of use as granted in this Agreement;

(f) it will not circumvent any of the security measure of Platform;

(g) it will not, and will not authorize any third-party to reproduce, distribute, copy, modify or adapt, prepare derivative works of, reverse engineer, reverse compile or disassemble any Knorex-provided ad tag, Platform or any part thereof;

(h) it will not utilize rotating ad tags or otherwise violate Ad Standards;

(i) it will not engage in distribution of viruses or other malware through the ads or any other mechanism;

(j) it will not create or attempt to reverse engineer or otherwise create a substitute Platform through the use of or access to Platform or Confidential Information related thereto.; and

(k) .

In the event of a breach of this *Section 14* by Company that results in a termination or suspension of Knorex's ability to conduct business with a third party partner, without limiting any rights or remedies available to Knorex, and notwithstanding any other provision in this Agreement to the contrary, Company shall be liable to pay to Knorex's out of pocket costs and expenses directly resulting from such suspension.

15. **Ad Compliance.** Company shall comply at all times with all of Knorex's and its ad inventory partners' ad standards, specifications, guidelines and security requirements to the extent provided to Company via https://knorex.zendesk.com/hc/en-us or via Platform as may be updated by Knorex from time to time (collectively, "**Ad Standards**"). Knorex and/or its ad inventory partners may reject any non-compliant ads and may suspend any campaigns of Company or its Customers' if Knorex and/or its ad inventory partners

reasonably determine that Company or any ad provided by Company or its Customers has failed to comply with this Agreement or the applicable Ad Standards. Knorex will notify Company in writing via email or via Platform upon any such rejection or suspension. If Company fails to cure its non-compliance within thirty (30) calendar days of notice or if Company repeatedly fails to comply, Knorex may opt to terminate this Agreement.

16. Representations and Warranties. Knorex represents and warrants that:

(a) Services will be performed in a professional, timely, and competent manner in accordance with accepted industry standards and in accordance with the specifications and deadlines outlined in Order Form;

(b) as delivered to Company, Services shall not infringe any copyright, patent, trade secret or other proprietary right held by any third party;

(c) Knorex holds and will maintain the applicable licenses to perform the specified Services;

(d) Knorex will comply with all applicable local, state, international, and federal laws, including relevant data privacy and consumer protection laws;

(e) Knorex will provide Platform in accordance to general industry standards reasonably applicable to the provision thereof. Knorex does not warrant that Platform will be error-free or uninterrupted, for example, when deemed reasonably necessary or prudent by Knorex to upgrade/update, repair or maintain or for causes beyond Knorex's reasonable control, provided that Knorex undertakes to ensure that Platform will comply with the minimum uptime and service levels stated in this Agreement;

(f) Knorex will notify Company via Platform and/or by email at least twenty-four (24) hours in advance of any known planned platform-related outages; and

(g) Knorex does not control the transfer of data over communications facilities, including the internet, and that Platform may be subject to limitations, delays, and other problems inherent in the use of such communications facilities. Knorex is not responsible for any delays, delivery failures, or other damage resulting from such problems outside of its control.

17. Intellectual Property Rights and Data Use.

(a) This Agreement shall not be construed to grant any title, interest, license or other rights to either Party in any patent rights, know-how, technology, or other intellectual property owned or controlled by the other Party or its Affiliates, except for those rights and licenses expressly provided for herein.

(b) All Service Material provided by each Party shall remain the copyright and intellectual property of that Party and are non-transferable unless the other Party consents in writing.

(c) Each Party shall comply with its privacy policy and applicable privacy laws when using any data.

(d) Knorex, including any of its licensor, retains all right, title and interest in Services and Platform Data. Company may use such data solely in connection with use of Platform and Services.

(e) Company retains all right, title and interest in Company Data. Knorex may use Company Data solely to provide Services.

(f) Both Parties shall use Service Data as allowed by the applicable laws as follows: (i) Company may use such data for its internal business purpose provided that it complies with all terms of this Agreement, including Section 14; (ii) Knorex may use such data for its internal business purpose and externally as aggregate data or statistics that cannot be attributed to Company (e.g. industry trend or report), or to perform and enhance Services, including to third parties whose services Company opts to use.

18. Indemnification. EACH PARTY ("INDEMNIFYING PARTY") SHALL DEFEND, PROTECT, INDEMNIFY AND HOLD THE OTHER PARTY ("INDEMNIFIED PARTY") HARMLESS FROM AND AGAINST ANY LIABILITY, LOSS, COST, THREAT, SUIT, DEMAND, CLAIM, AND EXPENSE INCLUDING, BUT NOT LIMITED TO, ATTORNEY'S FEES AND COURT COSTS OR DAMAGES TO PROPERTY OR PERSON ARISING FROM (A) ANY ACT OR OMISSION OF INDEMNIFYING PARTY IN CONNECTION WITH ITS PERFORMANCE UNDER THIS AGREEMENT FINALLY DETERMINED TO BE IN VIOLATION OF APPLICABLE LAW; AND (B) ANY ADJUDICATED CLAIM BY A THIRD PARTY THAT DETERMINES THAT SUCH PARTY HAS VIOLATED THE THIRD PARTY'S PATENT, TRADE SECRET, COPYRIGHT OR OTHER INTELLECTUAL PROPERTY RIGHT, WHERE SUCH VIOLATION IS DIRECTLY IN CONNECTION WITH THE SERVICES. IN THE EVENT INDEMNIFYING PARTY FAILS TO PROVIDE LEGAL DEFENSE AS SET FORTH ABOVE, INDEMNIFIED PARTY SHALL HAVE THE RIGHT, THROUGH COUNSEL OF ITS CHOICE AND AT INDEMNIFYING PARTY'S SOLE EXPENSE, TO DIRECT, MANAGE AND CONTROL THE DEFENSE OF ANY MATTER TO THE EXTENT IT COULD DIRECTLY OR INDIRECTLY AFFECT THE INDEMNIFIED PARTY.

19. Limitation of Liability. Neither Party shall have any responsibility or liability whatsoever to the other for any damage or loss caused or alleged to be caused by or in connection with use of or reliance on any third-party content, goods or services available on or through any such third-party external website or resource. Knorex shall not be liable for any transaction executed via Platform as a result of input errors made into Platform by Company or on Company's behalf, including but not limited to, incorrect pricing, targeting, dates or budgeting information. Unless as specified in this

Agreement, all express or implied conditions, representations and warranties, including any implied warranty of merchantability or fitness for a particular purpose are disclaimed by the Parties, except to the extent that these disclaimers are held to be legally invalid. The_Parties' aggregate liability to each other under this Agreement for any claim is limited to the amount paid to each Party. The Parties acknowledge that each has entered into this Agreement relying on the limitations of liability stated herein and that those limitations are an essential basis of the bargain between the Parties. IN NO EVENT WILL EITHER PARTY BE RESPONSIBLE FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES WHICH THE OTHER MAY INCUR OR EXPERIENCE ON ACCOUNT OF ENTERING INTO OR RELYING ON THIS AGREEMENT EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

20. **Independent Contractor.** Knorex's performance under this Agreement is that of an independent contractor and nothing in this Agreement creates the relationship of employer and employee, partnership, principal and agent or joint venture between Company and Knorex. Knorex has no right or authority to enter into or incur any debt or liability, of any nature, in the name of or on behalf of Company. Personnel assigned by Knorex to provide Services under this Agreement will remain employees or independent contractors of Knorex and shall not be construed to be employees of Company. Knorex is solely responsible for the payment of all wages, taxes, and fringe benefits due the persons furnished to provide Services under this Agreement.

21. **Confidentiality.** Both Parties acknowledge that during the engagement, each Party will have access to and become acquainted with confidential or proprietary information owned, licensed or used by the other Party, whether furnished before or after Effective Date, including, without limitation, business plans, training materials, marketing plans, identity of customers and other customer-related data, trade secrets, technical data, financial data, test or evaluation results, system concepts, drawings, models, product designs, product specifications, product performance data, information pertaining to the Parties, the Parties' shareholders or officers, employees, Affiliates and agents, personal data and other commercial information whether or not patented or copyrighted ("**Confidential Information**"). Company Data shall always be deemed to be Confidential Information of Company. The Parties agree (a) to hold Confidential Information in strict confidence; (b) not to disclose Confidential Information to any third party other than to its Customers and contractors as required to the extent for purposes permitted hereby; or (c) to use Confidential Information in any manner, either during or after the term of this Agreement, except as required in the course of fulfilling Services. Upon expiry of the Agreement, Knorex shall return or destroy all Company Data together with originals and all copies of any other sensitive, confidential, or copyrighted information or materials in its possession upon request from Company. In addition, upon reasonable request from Company, Knorex shall return or destroy Company Data specified in such request promptly to the extent such Company Data is not required for Knorex to continue to perform its obligations under this agreement.

22. **Safeguard and Notification.** Each Party shall maintain adequate and reasonable administrative, technical and physical safeguards to (a) to ensure security and confidentiality of Confidential Information; (b) to protect against any anticipated threats or hazards to the security or integrity of Confidential Information; and (c) to protect against unauthorized access to or use of Confidential Information. The Parties agree to notify the other Party without undue delay in the event that the reporting Party reasonably suspects that Confidential Information has been, or may have been, lost or subject to unauthorized internal or external access.

23. **Affiliates.** Company's Affiliates may receive Services from Knorex by (a) entering into an affiliate adopting agreement to this Agreement ("**Affiliate Adopting Agreement**"), thus creating a direct relationship between Knorex and Affiliate; or (b) if Company uses Services on behalf of its Affiliates. In the event that Affiliate has not entered into an Affiliate Adopting Agreement, Company will remain responsible to Knorex for the actions and obligations of any such Affiliate, and Company will pay directly to Knorex for all costs for Services incurred by such Affiliate.

24. **Governing Law.** This Agreement is governed by and construed under the laws of the State of Texas, excluding its choice of law provisions.

25. **Disputes.** In the event of any dispute, controversy or claim arising out of or relating to this Agreement, tort or otherwise including any questions regarding its existence, validity or termination ("**Dispute**"), the Parties shall attempt in good faith to resolve the matter within thirty (30) calendar days after the Dispute arises. Failure to attempt for amicable solution, the Parties consent for such Dispute to be referred to and finally resolved by arbitration in accordance with the arbitration rules of the American Arbitration Association, provided that to the extent any dispute regards ownership of intellectual property rights no arbitration requirement shall apply and such dispute must be resolved by a court of competent jurisdiction in the State of Texas.

26. **Non-Waiver.** Any delay, failure or neglect by either Party to enforce at any time any of the provisions herein shall not be construed or deemed to be a waiver of such Party's rights hereunder nor shall it in any way affect the enforceability or validity of the whole or any part of this

Agreement nor prejudice such Party's rights to take subsequent action.

27. **Severability.** If any provision of this Agreement is held to be unenforceable or declared void, this Agreement will remain in full force and effect with the provision omitted.

28. **Publicity.** No Party may make any public statement relating to this Agreement without the prior written consent from the other Party. Knorex may include Company's name and logo in the marketing, promotional materials and customer lists of Knorex.

29. **Non-Solicitation.** Both parties shall not solicit or recruit each other's employees either directly by approaching them and inducing them to leave, or indirectly through a third party. Such provision precludes both parties from recruiting or attempting to recruit each other's present or former employees for a period of six months from the effective termination of this Agreement. This shall not apply to any employee who, in good faith (a) responds to a job search conducted by an independent third party which does not target such employee, or (b) responds to a job advertisement generally available to the public.

30. **Force Majeure.** A Party cannot be held liable for delays or failure to perform their obligations due to occurrences beyond the control of that Party, which occurrences shall include but not limited to, natural disasters, war or riots (collectively, "**Force Majeure**"). To the extent caused by Force Majeure, no delay, failure, or default will constitute a breach of the Agreement. Notwithstanding the foregoing, the Party experiencing Force Majeure must take all necessary actions in order to continue to fulfill its obligations under this Agreement. If the parties agree that a Force Majeure event has occurred and such event extends for more than thirty (30) calendar days in duration, then either Party may terminate this Agreement with immediate effect by providing written notification to the other Party without any liability to the other Party for any loss.

31. **Notices.** Any notices in connection with this Agreement must be made in writing and will be deemed effective when (i) delivered in person; or (ii) mailed by overnight courier or Certified U.S. mail; or (iii) emailed whereby notices from Company to Knorex will be sent to legal@knorex.com while notices from Knorex to Company will be sent to [*****]. The Parties are responsible for notifying each other as soon as possible for any change in contact information. Notices are effective when received.

32. **Entire Agreement.** No oral statements, conversations or electronic communications between the Parties hereto or their representatives, whether the same shall have been express or implied, occurring either before or after the execution of this Agreement, shall be construed as having any bearing or effect upon this Agreement or any portion hereof, it being understood that this Agreement including any applicable Order Form, Privacy Policy, attachments and exhibits constitutes the entire agreement. The Parties agree that this Agreement shall supersede all prior offers, contracts, agreements and arrangements related to this subject matter between the Parties. This Agreement (including any applicable Order Form) may not be modified except by a written agreement signed by an authorized representative of each party and attached hereto. Notwithstanding the foregoing, any Order Form and any replacement, extension and/or successor thereto, shall supplement (and not supersede) the terms of this Agreement. In the event of any conflict between the terms of this Agreement or any Order Form, unless specifically set forth otherwise, the order of precedence shall be: (a) Order Form; and (b) this Agreement.

33. **Miscellaneous.** No Party may assign this Agreement without the prior written consent of the other Party, except to any successor to its business by merger, consolidation, re-organization, divestiture, sale of assets, or to any entity controlling, controlled by or under common control with the Party. A person or entity that is not a Party to this Agreement shall have no right to enforce any term of this Agreement. Each Party expressly represents and warrants that no promise or agreement which is not herein expressed has been made to them in executing this Agreement, and that each Party is not relying upon any statement or representation of any of the parties hereto other than those expressly set forth herein. Each Party is relying upon its own judgment in entering into this Agreement. Any amendment or change to this Agreement must be in writing signed by the Parties. This Agreement may be signed in counterparts, each of which constitutes an original and which together shall constitute on in the same agreement.

Company:	[*****]	**Knorex:**	Knorex Inc.
	[*****]		1159 Sonora Court, Suite 122 Sunnyvale, CA 94086

	[*****]		legal@knorex.com
By:	[*****]	By:	[*****]
Name:	[*****]	Name:	Wilson Chandra
Title:	General Counsel and Secretary	Title:	Managing Director
Date:	December 29, 2020	Date:	December 29, 2020

EXHIBIT A: PLATFORM AND SERVICES FEES

All prices are quoted in U.S. Dollars **and** exclude the applicable taxes and/or government charges

A1. PLATFORM

Projected Monthly Media Spend Schedule

NOTE: Based on the shown projection, the minimum monthly fee is waived

Date / Schedule	Projected [*****] Customer Budget Loaded in the Platform
January 1 - March 31, 2021	[*****] per month
April 1 – June 30, 2021	[*****] per month
July 1 – September 30, 2021	[*****] per month
October 1 – December 31, 2021	[*****] per month

Note: Total [*****] Customer Budget loaded in the Platform includes all advertising spend, Knorex and [*****] chargeable fees.

Initial Setup & Onboarding	$[****] (includes setup and 5 onboarding sessions)
Platform Access NOTE: White-labeling solution is available on volume commitment.	XPO platform access shall automatically include these modules: ☑ XPO MEDIA BROKER[1] (for programmatic media buying) ☑ XPO DESIGNER[2] (for ad builder & creation) ☑ XPO CURATOR[3] (for feeds creation) ☑ XPO INSIGHT & ATTRIBUTION REPORT
Monthly Fee	Company shall pay to Knorex the following amount: Greater of (a) $[*****] **OR** (b) Media Buying Fee for the month

Media Buying Fee

XPO MEDIA BROKER

Fee chargeable for use of programmatic media buying via XPO:

OTT/CTV, Display, Native, Video, Email

Monthly Media Spend (MS)	Chargeable Fee (% of MS)
< $100k	[*****]%
< $500k	[*****]%
≥ $500K	[*****]%

Social Media (Facebook & Instagram)

Monthly Media Spend (MS)	Chargeable Fee (% of MS)
< $100k	[*****]%
< $500k	[*****]%
≥ $500k	[*****]%

Search (AdWords only)

Monthly Media Spend (MS)	Chargeable Fee (% of MS)
< $100k	[*****]%
< $500k	[*****]%
≥ $500k	[*****]%

Ad Serving Fee

$[*****]** CPM for Video/OTT/CTV ads served by Knorex ad server (file size up to 100MB)

$[*****] CPM for Video/OTT/CTV ads served by third-party ad server

$[*****] CPM for Display (Dynamic/Rich Media) ads served by Knorex ad server

$[*****] CPM for Display (Banner)/Native/Email ads served by Knorex ad server

$[*****] CPM for Display (Banner/Dynamic/Rich Media)/Native/Email ads served by third-party ad server

NOTE:

1 XPO MEDIA BROKER is the demand-side platform (DSP) that enables user to purchase and programmatically bid for media. As part of the offering, besides connected to multiple leading ad exchanges, Knorex negotiated PMP deals, advanced capabilities such as contextual targeting, brand safety filters, viewability targeting, dashboards, reports and attribution are available for use.

2 XPO DESIGNER is used for creating interactive dynamic ads while supporting other ad formats including native ads, standard banner ads.

3 XPO CURATOR is used for real-time crawling/scraping of contents, feeds creation and management, embedding of third-party trackers into the feed.

NOTE: If you require ad server for your use to perform ad serving and ad tracking on third-party/other platforms, XPO ARENA is available as an add-on module.

A2. PROFESSIONAL SERVICES (OPTIONAL)

Knorex offers professional services at an additional fee. These fees are determined on case-by-case basis based on each specific requirement.

Professional services may include the engagement of one or more of the followings:

- ✓ Digital Consultant
- ✓ Media Planning Strategist
- ✓ Technical & System Integration
- ✓ Campaign Setup & Monitoring
- ✓ Campaign Optimization

EXHIBIT B: SUPPORT & SERVICE LEVEL

Knorex will provide standard Support Services under this Agreement. To receive additional support (optional upgrade) beyond Support Hours and support level, Company shall have to engage Knorex.

Support Services shall cover issues or questions resulting directly out of the operation of Platform, but it shall not include Knorex providing generic consultation, assistance, or advice relating to any third-party software. The features of Support Services are as follows:

- Knorex shall put in place a helpdesk support for problem escalation in the event of problems or defects and shall use its best endeavor to adhere to the service level and response time.
- The support hour shall be between 9am to 6pm (Pacific Standard Time / PST), Monday to Friday, and excludes public holidays and eve of public holidays (“**Support Hours**”).
- Knorex shall respond to all escalated service requests from Company during Support Hours only.
- The service level for Platform is specified below:

Severity & Priority	Est. Initial Response Time	Description
P1. Urgent	Within 2 hours after receipt of support case	Platform is down or unusable resulting in total disruption and outage.
P2. Severe	Within 4 business hours after receipt of support case	Platform is severely compromised, and operation is impacted associated with feature/function failure.
P3. Major	Within 1 business day after receipt of support case	Platform is functional with no occurrence of critical situation; only feature/function is inoperable.
P4. Minor	Within 1 business day after receipt of support case	General questions or feature requests

- Unless otherwise specified, all responses are measured from the time Company contacted Knorex for problem determination until Knorex has responded to Company about the problem and potentially how Knorex has resolved or will be resolving.
- The resolution time may differ from the above, and excludes the time taken for a third-party to resolve the problem, if any third-party is involved.
- In the event that Knorex anticipates of not being able to rectify any detected/reported defect or malfunction within the timeframe, Knorex shall immediately notify Company giving pertinent details including the time by which Knorex expects to complete the rectification.
- *Additional Definitions:*
    - “**Daily Uptime Percentage**” means the difference between 100% and the percentage of Unavailable Time for the applicable month.
    - “**Unavailable Time**” means when Services are not available for use, as measured in continuous 5-minute increments. Unavailable Time does not include any unavailability resulting from any Exclusion (as defined below).
    - “**Service Credit**” means a U.S. dollar credit, equal to 100% of your fees in the month in which the Unavailable Time occurred, that Knorex will credit back to Company’s account.
    - Exclusions. Notwithstanding anything to the contrary, no Unavailable Time shall be deemed to have occurred with respect to any unavailability of Services that (a) result from any actions or inactions of Company; and (b) occurs during Knorex’s scheduled monthly maintenance period (collectively, “**Exclusions**”).
- Knorex will make Services available 99.95% of the time each day. In the event Knorex’s Daily Uptime Percentage is below 99.95% in a given calendar month, Company will be eligible to receive a Service Credit. Availability of Services is measured by Knorex or a third-party performance and monitoring service contracted by Knorex (“**Monitoring Service**”). Monitoring Service reports of availability will be sent via email to Company.
- To receive a Service Credit, Company must submit a request to Knorex as described herein. Company’s authorized representative (from DevOps/Infrastructure/Systems Admin) must make the submission to Knorex’s account manager within thirty (30) calendar days from the time Company becomes eligible to receive the applicable Service Credit. Such submission must include: (a) “SLA Claim” as the subject of the request; (b) the dates and times of Unavailable Time for which a credit is being claimed; and (c) any documentation of the applicable outage.